Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2024 FINANCIAL RESULTS

ROLLING MEADOWS, IL, July 25, 2024 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended June 30, 2024. Management will host a webcast conference call to discuss these results on Thursday, July 25, 2024 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

Summary of Financial Results - Second Quarter
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	2nd Q 24	2nd Q 23	2nd Q 24	2nd Q 23	2nd Q 24	2nd Q 23	2nd Q 24	2nd Q 23
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$2,376.3	$2,088.4	$332.8	$290.3	$668.1	$563.8	$1.48	$1.31
Net (gains) on divestitures	(2.0)	(5.0)	(1.5)	(3.8)	(2.0)	(5.0)	(0.01)	(0.02)
Acquisition integration	—	—	40.0	51.2	53.6	68.1	0.18	0.24
Workforce and lease termination	—	—	20.8	23.7	27.9	31.6	0.10	0.11
Acquisition related adjustments	—	—	30.8	0.7	37.2	10.8	0.14	—
Amortization of intangible assets	—	—	127.5	100.2	—	—	0.57	0.46
Effective income tax rate impact	—	—	—	(0.2)	—	—	—	—
Levelized foreign currency translation	—	(8.2)	—	(2.9)	—	(3.6)	—	(0.01)

Brokerage, as adjusted *	2,374.3	2,075.2	550.4	459.2	784.8	665.7	2.46	2.09

Risk Management, as reported	358.6	318.6	47.8	36.7	72.3	60.5	0.21	0.17
Net (gains) on divestitures	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	—	—
Acquisition integration	—	—	0.2	0.1	0.2	0.2	—	—
Workforce and lease termination	—	—	1.1	0.7	1.4	1.0	0.01	—
Acquisition related adjustments	—	—	0.1	0.1	0.1	0.1	—	—
Amortization of intangible assets	—	—	—	1.0	—	—	—	0.01
Levelized foreign currency translation	—	(0.7)	—	(0.1)	—	(0.1)	—	—

Risk Management, as adjusted *	358.5	317.8	49.1	38.4	73.9	61.6	0.22	0.18

Corporate, as reported	1.1	(0.1)	(95.2)	(91.2)	(50.1)	(64.0)	(0.43)	(0.41)
Transaction-related costs	—	—	2.3	2.4	2.8	3.2	0.01	0.01
Legal and tax related	—	—	—	5.0	—	5.5	—	0.02

Corporate, as adjusted *	1.1	(0.1)	(92.9)	(83.8)	(47.3)	(55.3)	(0.42)	(0.38)

Total Company, as reported	$2,736.0	$2,406.9	$285.4	$235.8	$690.3	$560.3	$1.26	$1.07

Total Company, as adjusted *	$2,733.9	$2,392.9	$506.6	$413.8	$811.4	$672.0	$2.26	$1.89

Total Brokerage & Risk Management, as reported	$2,734.9	$2,407.0	$380.6	$327.0	$740.4	$624.3	$1.69	$1.48

Total Brokerage & Risk Management, as adjusted *	$2,732.8	$2,393.0	$599.5	$497.6	$858.7	$727.3	$2.68	$2.27

*

For second quarter 2024, the pretax impact of the Brokerage segment adjustments totals $291.3 million, mostly due to non-cash period expenses related to intangible amortization, with a corresponding adjustment to the provision for income taxes of $73.7 million relating to these items. For second quarter 2024, the pretax impact of the Risk Management segment adjustments totals $1.6 million, with a corresponding adjustment to the provision for income taxes of $0.3 million relating to these items. For second quarter 2024, the pretax impact of the Corporate segment adjustments totals $2.8 million, with a corresponding adjustment to the benefit for income taxes of $0.5 million relating to these items. A detailed reconciliation of the 2024 and 2023 provision (benefit) for income taxes is shown on pages 14 and 15.

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“We had an excellent second quarter,” said J. Patrick Gallagher, Jr., Chairman and CEO. “Our core brokerage and risk management segments combined to post 14% reported revenue growth and 7.7% organic revenue growth. Our net earnings margin improved by 35 basis points to 13.9%, and we improved our adjusted EBITDAC margin by more than 100 basis points to 31.4%. We also completed 12 new mergers with approximately $72 million of estimated annualized revenue during the quarter, and today have a merger pipeline of more than $500 million of annualized revenue.

“Our insurance and reinsurance carrier partners continue to behave rationally, pushing for rate increases where it’s needed by line of business, industry and geography. Within our client base, second quarter global insurance renewal premiums were up 5%, unchanged from a month ago. Property renewal premium increases are moderating and casualty increases are showing signs of advancing. Reinsurance carriers maintained underwriting standards and were disciplined on pricing, all while meeting increased client demand with ample capacity.

“Our second quarter daily brokerage revenue indications from audits, endorsements and cancellations remain positive, indicating continued strong customer business activity. Additionally, new claims arising within our third party claims administration business, which are typically tied to business activity, continue to grow year over year.

“The business is in great shape and we are in an enviable position. Our net new business is up from prior year, renewal premiums continue to increase and our M&A pipeline is growing. I am proud of our year to date financial performance and remain bullish about 2024 and beyond.”

Summary of Financial Results - Six-Months ended June 30,
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	6 Mths 24	6 Mths 23	6 Mths 24	6 Mths 23	6 Mths 24	6 Mths 23	6 Mths 24	6 Mths 23
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$5,241.2	$4,463.6	$985.4	$805.6	$1,716.8	$1,444.4	$4.40	$3.68
Net (gains) on divestitures	(2.5)	(5.2)	(1.9)	(4.0)	(2.5)	(5.2)	(0.01)	(0.02)
Acquisition integration	—	—	76.4	90.9	102.3	119.3	0.35	0.42
Workforce and lease termination	—	—	29.5	35.5	39.5	47.0	0.13	0.16
Acquisition related adjustments	(26.0)	—	22.5	26.3	61.0	22.2	0.10	0.12
Amortization of intangible assets	—	—	244.2	189.3	—	—	1.10	0.87
Effective income tax rate impact	—	—	—	(2.9)	—	—	—	(0.01)
Levelized foreign currency translation	—	(3.0)	—	(3.8)	—	(4.5)	—	(0.02)

Brokerage, as adjusted *	5,212.7	4,455.4	1,356.1	1,136.9	1,917.1	1,623.2	6.07	5.20

Risk Management, as reported	711.4	616.2	87.1	70.2	142.8	116.4	0.39	0.32
Net (gains) losses on divestitures	0.1	(0.2)	—	(0.2)	0.1	(0.2)	—	—
Acquisition integration	—	—	0.7	0.5	0.9	0.8	—	—
Workforce and lease termination	—	—	2.0	1.2	2.6	1.6	0.01	0.01
Acquisition related adjustments	—	—	0.2	0.2	0.2	0.2	—	—
Amortization of intangible assets	—	—	4.5	2.1	—	—	0.02	0.01
Levelized foreign currency translation	—	(1.8)	—	(0.2)	—	(0.3)	—	—

Risk Management, as adjusted *	711.5	614.2	94.5	73.8	146.6	118.5	0.42	0.34

Corporate, as reported	1.5	—	(174.4)	(153.4)	(112.8)	(125.6)	(0.78)	(0.69)
Transaction-related costs	—	—	5.0	5.7	6.0	7.6	0.02	0.03
Legal and tax related	—	—	—	5.0	—	5.5	—	0.02

Corporate, as adjusted *	1.5	—	(169.4)	(142.7)	(106.8)	(112.5)	(0.76)	(0.64)

Total Company, as reported	$5,954.1	$5,079.8	$898.1	$722.4	$1,746.8	$1,435.2	$4.01	$3.31

Total Company, as adjusted *	$5,925.7	$5,069.6	$1,281.2	$1,068.0	$1,956.9	$1,629.2	$5.73	$4.90

Total Brokerage & Risk Management, as reported	$5,952.6	$5,079.8	$1,072.5	$875.8	$1,859.6	$1,560.8	$4.79	$4.00

Total Brokerage & Risk Management, as adjusted *	$5,924.2	$5,069.6	$1,450.6	$1,210.7	$2,063.7	$1,741.7	$6.49	$5.54

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*

For the six-month period ended June 30, 2024, the pretax impact of the Brokerage segment adjustments totals $496.0 million, mostly due to non-cash period expenses related to intangible amortization, with a corresponding adjustment to the provision for income taxes of $125.3 million relating to these items. For the six-month period ended June 30, 2024, the pretax impact of the Risk Management segment adjustments totals $10.1 million, with a corresponding adjustment to the provision for income taxes of $2.7 million relating to these items. For the six-month period ended June 30, 2024, the pretax impact of the Corporate segment adjustments totals $6.0 million, with a corresponding adjustment to the benefit for income taxes of $1.0 million relating to these items. A detailed reconciliation of the 2024 and 2023 provision (benefit) for income taxes is shown on pages 14 and 15.

Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	2nd Q 2024	2nd Q 2023	6 Mths 2024	6 Mths 2023
Base Commissions and Fees
Commissions and fees, as reported	$2,139.4	$1,888.9	$4,739.7	$4,049.0
Less commissions and fees from acquisitions	(130.7)	—	(374.9)	—
Less divested operations	—	(13.2)	—	(13.2)
Levelized foreign currency translation	—	(7.7)	—	(1.7)

Organic base commissions and fees	$2,008.7	$1,868.0	$4,364.8	$4,034.1

Organic change in base commissions and fees	7.5%		8.2%

Supplemental Revenues
Supplemental revenues, as reported	$88.7	$71.2	$182.6	$152.8
Less supplemental revenues from acquisitions	(2.8)	—	(5.1)	—
Levelized foreign currency translation	—	—	—	0.4

Organic supplemental revenues	$85.9	$71.2	$177.5	$153.2

Organic change in supplemental revenues	20.7%		15.9%

Contingent Revenues
Contingent revenues, as reported	$59.8	$54.2	$145.8	$126.0
Less contingent revenues from acquisitions	(8.5)	—	(15.7)	—
Levelized foreign currency translation	—	—	—	0.2

Organic contingent revenues	$51.3	$54.2	$130.1	$126.2

Organic change in contingent revenues	-5.4%		3.1%

Total reported commissions, fees, supplemental revenues and contingent revenues	$2,287.9	$2,014.3	$5,068.1	$4,327.8
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(142.0)	—	(395.7)	—
Less divested operations	—	(13.2)	—	(13.2)
Levelized foreign currency translation	—	(7.7)	—	(1.1)

Total organic commissions, fees, supplemental revenues and contingent revenues	$2,145.9	$1,993.4	$4,672.4	$4,313.5

Total organic change	7.7%		8.3%

Acquisition Activity	2nd Q 2024	2nd Q 2023	6 Mths 2024	6 Mths 2023
Number of acquisitions closed	12	15	24	25
Estimated annualized revenues acquired (in millions)	$72.0	$349.1	$141.2	$418.1

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			2nd Q 2024	2nd Q 2023	6 Mths 2024	6 Mths 2023
Compensation expense, as reported			$1,370.3	$1,196.4	$2,847.1	$2,402.5
Acquisition integration			(30.9)	(38.5)	(55.4)	(72.6)
Workforce and lease termination related charges			(24.9)	(29.2)	(35.3)	(42.6)
Acquisition related adjustments			(37.2)	(10.8)	(87.0)	(22.2)
Levelized foreign currency translation			—	(1.9)	—	3.8

Compensation expense, as adjusted			$1,277.3	$1,116.0	$2,669.4	$2,268.9

Reported compensation expense ratios using reported revenues on pages 1 and 2	*		57.7%	57.3%	54.3%	53.8%

Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	*	*	53.8%	53.8%	51.2%	50.9%

*

Reported second quarter 2024 compensation ratio was 0.4 pts higher than second quarter 2023. This ratio was primarily impacted by increased acquisition related adjustments and employee benefit costs, partially offset by lower integration costs and savings related to headcount controls and incentive compensation.

**

Adjusted second quarter 2024 compensation ratio was flat compared to second quarter 2023. This ratio was primarily impacted by increased employee benefit costs, offset by savings related to headcount controls and incentive compensation.

Operating Expense and Ratios			2nd Q 2024	2nd Q 2023	6 Mths 2024	6 Mths 2023
Operating expense, as reported			$337.9	$328.2	$677.3	$616.7
Acquisition integration			(22.7)	(29.6)	(46.9)	(46.7)
Workforce and lease termination related charges			(3.0)	(2.4)	(4.2)	(4.4)
Levelized foreign currency translation			—	(2.7)	—	(2.3)

Operating expense, as adjusted			$312.2	$293.5	$626.2	$563.3

Reported operating expense ratios using reported revenues on pages 1 and 2	*		14.2%	15.7%	12.9%	13.8%

Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	*	*	13.2%	14.1%	12.0%	12.6%

*

Reported second quarter 2024 operating expense ratio was 1.5 pts lower than second quarter 2023. This ratio was primarily impacted by lower integration costs, savings in real estate expenses related to office consolidations, lower professional fees and lower business insurance costs.

**

Adjusted second quarter 2024 operating expense ratio was 0.9 pts lower than second quarter 2023. This ratio was primarily impacted by savings in real estate expenses related to office consolidations, lower professional fees and lower business insurance costs.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	2nd Q 2024	2nd Q 2023	6 Mths 2024	6 Mths 2023
Net earnings, as reported	$332.8	$290.3	$985.4	$805.6
Provision for income taxes	113.5	100.2	337.0	275.8
Depreciation	32.3	30.6	65.1	58.5
Amortization	170.8	133.4	326.8	253.6
Change in estimated acquisition earnout payables	18.7	9.3	2.5	50.9

EBITDAC	668.1	563.8	1,716.8	1,444.4
Net (gains) on divestitures	(2.0)	(5.0)	(2.5)	(5.2)
Acquisition integration	53.6	68.1	102.3	119.3
Workforce and lease termination related charges	27.9	31.6	39.5	47.0
Acquisition related adjustments	37.2	10.8	61.0	22.2
Levelized foreign currency translation	—	(3.6)	—	(4.5)

EBITDAC, as adjusted	$784.8	$665.7	$1,917.1	$1,623.2

Net earnings margin, as reported using reported revenues on pages 1 and 2	14.0%	13.9%	18.8%	18.0%

EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	33.1%	32.1%	36.8%	36.4%

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	2nd Q 2024	2nd Q 2023	6 Mths 2024	6 Mths 2023
Fees	$347.0	$306.6	$688.9	$595.4
International performance bonus fees	2.5	5.4	5.1	9.6

Fees as reported	349.5	312.0	694.0	605.0
Less fees from acquisitions	(14.4)	—	(28.1)	—
Levelized foreign currency translation	—	(0.7)	—	(1.8)

Organic fees	$335.1	$311.3	$665.9	$603.2

Organic change in fees	7.7%		10.4%

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		2nd Q 2024	2nd Q 2023	6 Mths 2024	6 Mths 2023
Compensation expense, as reported		$219.2	$190.3	$433.1	$370.1
Acquisition integration		—	(0.2)	(0.6)	(0.8)
Workforce and lease termination related charges		(0.9)	(0.5)	(1.7)	(0.9)
Acquisition related adjustments		(0.1)	(0.1)	(0.2)	(0.2)
Levelized foreign currency translation		—	(0.5)	—	(1.3)

Compensation expense, as adjusted		$218.2	$189.0	$430.6	$366.9

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	61.1%	59.7%	60.9%	60.1%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	*	60.9%	59.5%	60.5%	59.7%

*

Reported and adjusted second quarter 2024 compensation ratio was 1.4 pts higher than second quarter 2023. These ratios were primarily impacted by increased base compensation and higher employee benefit costs, partially offset by savings related to temporary help.

Operating Expense and Ratios		2nd Q 2024	2nd Q 2023	6 Mths 2024	6 Mths 2023
Operating expense, as reported		$67.1	$67.8	$135.5	$129.7
Acquisition integration		(0.2)	—	(0.3)	—
Workforce and lease termination related charges		(0.5)	(0.5)	(0.9)	(0.7)
Levelized foreign currency translation		—	(0.1)	—	(0.2)

Operating expense, as adjusted		$66.4	$67.2	$134.3	$128.8

Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	18.7%	21.3%	19.1%	21.1%

Adjusted operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	18.5%	21.2%	18.9%	21.0%

*

Reported second quarter 2024 operating expense ratio was 2.6 pts lower than second quarter 2023. Adjusted second quarter 2024 operating expense ratio was 2.7 pts lower than second quarter 2023. Both ratios were primarily driven by savings in client-related expenses and professional fees, partially offset by increased technology expenses.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	2nd Q 2024	2nd Q 2023	6 Mths 2024	6 Mths 2023
Net earnings, as reported	$47.8	$36.7	$87.1	$70.2
Provision for income taxes	17.6	13.2	31.5	25.2
Depreciation	6.8	9.0	17.7	17.7
Amortization	—	1.5	6.3	3.0
Change in estimated acquisition earnout payables	0.1	0.1	0.2	0.3

EBITDAC	72.3	60.5	142.8	116.4
Net (gains) losses on divestitures	(0.1)	(0.1)	0.1	(0.2)
Acquisition integration	0.2	0.2	0.9	0.8
Workforce and lease termination related charges	1.4	1.0	2.6	1.6
Acquisition related adjustments	0.1	0.1	0.2	0.2
Levelized foreign currency translation	—	(0.1)	—	(0.3)

EBITDAC, as adjusted	$73.9	$61.6	$146.6	$118.5

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	13.3%	11.5%	12.2%	11.4%

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	20.6%	19.4%	20.6%	19.3%

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Corporate Segment Reported GAAP Information (dollars in millions):

	2024			2023
			Net Earnings			Net Earnings
			(Loss)			(Loss)
		Income	Attributable to		Income	Attributable to
	Pretax	Tax	Controlling	Pretax	Tax	Controlling
2nd Quarter	Loss	Benefit	Interests	Loss	Benefit	Interests
Components of Corporate Segment, as reported
Interest and banking costs	$(95.0)	$24.7	$(70.3)	$(78.5)	$20.4	$(58.1)
Clean energy related (1)	(2.2)	0.4	(1.8)	(3.2)	0.8	(2.4)
Acquisition costs (2)	(7.3)	1.2	(6.1)	(6.9)	1.0	(5.9)
Corporate (3) (4)	(41.6)	24.6	(17.0)	(53.7)	29.6	(24.1)

Reported 2nd Quarter	(146.1)	50.9	(95.2)	(142.3)	51.8	(90.5)
Adjustments
Transaction-related costs (2)	2.8	(0.5)	2.3	3.2	(0.8)	2.4
Legal and tax related (3)	—	—	—	5.5	(0.5)	5.0

Components of Corporate Segment, as adjusted
Interest and banking costs	(95.0)	24.7	(70.3)	(78.5)	20.4	(58.1)
Clean energy related (1)	(2.2)	0.4	(1.8)	(3.2)	0.8	(2.4)
Acquisition costs	(4.5)	0.7	(3.8)	(3.7)	0.2	(3.5)
Corporate (3) (4)	(41.6)	24.6	(17.0)	(48.2)	29.1	(19.1)

Adjusted 2nd Quarter	$(143.3)	$50.4	$(92.9)	$(133.6)	$50.5	$(83.1)

Six months
Components of Corporate Segment, as reported
Interest and banking costs	$(188.1)	$48.9	$(139.2)	$(147.2)	$38.3	$(108.9)
Clean energy related (1)	(4.1)	0.9	(3.2)	(5.4)	1.4	(4.0)
Acquisition costs (2)	(12.0)	2.0	(10.0)	(16.4)	2.5	(13.9)
Corporate (3) (4)	(98.5)	76.5	(22.0)	(103.2)	78.0	(25.2)

Reported six months	(302.7)	128.3	(174.4)	(272.2)	120.2	(152.0)
Adjustments
Transaction-related costs (2)	6.0	(1.0)	5.0	7.6	(1.9)	5.7
Legal and tax related (3)	—	—	—	5.5	(0.5)	5.0

Components of Corporate Segment, as adjusted
Interest and banking costs	(188.1)	48.9	(139.2)	(147.2)	38.3	(108.9)
Clean energy related (1)	(4.1)	0.9	(3.2)	(5.4)	1.4	(4.0)
Acquisition costs	(6.0)	1.0	(5.0)	(8.8)	0.6	(8.2)
Corporate (4)	(98.5)	76.5	(22.0)	(97.7)	77.5	(20.2)

Adjusted six months	$(296.7)	$127.3	$(169.4)	$(259.1)	$117.8	$(141.3)

(1)

Pretax loss for the second quarter is presented net of amounts attributable to noncontrolling interests of zero in 2024 and $(0.7) million in 2023. Pretax loss for the six-months ended June 30, 2024 is presented net of amounts attributable to noncontrolling interests of zero in 2024 and $(1.4) million in 2023.

(2)

Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees primarily associated with its acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, the acquisition of Buck, which closed on April 3, 2023, and the acquisitions of Cadence Insurance, Eastern Insurance Group and My Plan Manager, all of which closed in fourth quarter 2023.

(3)

Adjustments in second quarter 2023 include additional U.K. income tax expense related to the non-deductibility of acquisition-related adjustments made in the quarter and costs associated with legal and tax matters.

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(4)

Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of ($2.2) million in second quarter 2024 and a net unrealized foreign exchange remeasurement loss of ($9.6) million in second quarter 2023. Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of ($1.6) million in the six-month period ended June 30, 2024 and a net unrealized foreign exchange remeasurement loss of ($9.7) million in the six-month period ended June 30, 2023.

Interest and banking costs and debt - At June 30, 2024, Gallagher had $4,550.0 million of borrowings from public debt, $3,523.0 million of borrowings from private placements and $80.0 million of borrowings under its line of credit facility. In addition, Gallagher had $207.8 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from its debt covenant computations. Interest and banking costs in second quarter 2024 and in the six-month period ended June 30, 2024 are higher than the same periods in 2023 primarily due to the debt issuances that occurred in fourth quarter 2023 and first quarter 2024.

Clean energy related - For 2024, this consists of operating results related to Gallagher’s investments in new clean energy projects.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses, the tax benefit from the vesting of employee equity awards, as well as other permanent or discrete tax items not reflected in the provision for income taxes in the Brokerage and Risk Management segments.

Income Taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended June 30, 2024 and 2023 were 21.9% and 20.7%, respectively.

Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, July 25, 2024 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to Arthur J. Gallagher & Co. - Events & Presentations (ajg.com). The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

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Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, anticipated future results or performance of any segment or Gallagher as a whole; statements regarding changes in its expenses in the next several quarters; future capital structure changes, including debt levels from time to time; the impact of foreign currency on its results; integration costs; workforce and lease termination costs; amortization of intangibles; depreciation; change in estimated earnout payables; effective tax rate; earnings from continuing operations attributable to noncontrolling interests; the premium rate environment and the state of insurance markets; and the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include global economic and geopolitical events, including, among others, fluctuations in interest and inflation rates, failures of financial institutions and other counterparties, potential U.S. government shutdowns, and political violence and instability, such as the wars in Ukraine and the Middle East; its actual acquisition opportunities, including closing risks related to pending acquisitions; risks with respect to acquisitions larger than its usual tuck-in acquisitions, such as the acquisition of Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group and My Plan Manager, including risks related to its ability to successfully integrate operations; the possibility that its assumptions may be inaccurate resulting in unforeseen obligations or liabilities and failure to realize the expected benefits of these acquisitions; damage to its reputation due to negative perceptions or publicity, including as a result of amplifying effects that the Internet and social media may have on such perceptions, and reputational issues related to its ESG-related activities and compliance with increasingly complex climate-related regulations, such as risks related to “greenwashing”; cybersecurity-related risks; its ability to apply technology, data analytics and artificial intelligence effectively and potential increased costs resulting from such activities; risks associated with the use of artificial intelligence in its business operations, including regulatory, data privacy, cybersecurity, E&O and competition risks; heightened competition for talent and increased compensation costs; disasters or other business interruptions, including with respect to its operations in India; risks related to its international operations, such as those related to regulatory, tax, ESG, sanctions and anti-corruption compliance; changes to data privacy and protection laws and regulations; foreign exchange rates; changes in accounting standards; changes in premium rates and in insurance markets generally, including developments in the reinsurance and insurance-linked securities markets and litigation as a result of such developments; tax, environmental or other compliance risks related to its legacy clean energy investments; its inability to receive dividends or other distributions from subsidiaries; and changes in the insurance brokerage industry’s competitive landscape.

Please refer to Gallagher’s filings with the Securities and Exchange Commission, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that its chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

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Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 14 and 15 for a reconciliation of the adjustments made to income taxes.

•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains (losses) on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

•

Acquisition integration costs, which include costs related to certain large acquisitions (including the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group and My Plan Manager), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into its IT related systems.

•

Transaction-related costs, which are primarily associated with the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group and My Plan Manager. These include costs related to regulatory filings, legal and accounting services, insurance and incentive compensation.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•

Acquisition related adjustments principally relate to changes in estimated acquisition earnout payables adjustments and acquisition related compensation charges. In addition, from time to time may include changes in balance sheet estimates arising from conforming accounting principles, purchase-related true-ups and other balance sheet adjustments made after the closing date; the net impact of these on first quarter 2024 results was approximately $26 million of revenues and approximately $28 million of compensation expense.

•

Amortization of intangible assets, which reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through Gallagher’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.

•	Effective income tax rate impact, which levelizes the prior year for the change in current year tax rates.

•

Legal and tax related, which represents the impact of adjustments in second quarter 2023 related to additional U.K. income tax expense related to the non-deductibility of acquisition-related adjustments made in the quarter and costs associated with legal and tax matters.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.

•

EBITDAC, as Adjusted and EBITDAC Margin, as Adjusted - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, legal and tax related costs, and the period-over-period impact of foreign currency translation, as applicable, and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

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•

EPS, as Adjusted and Net Earnings, as Adjusted - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, legal and tax related costs and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations, which include disposals of a business through sale or closure, run-off of a business and the restructuring and/or repricing of programs and products, in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. In addition, change in organic growth in fee revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond, as well as eliminating the impact of the items that have a high degree of variability. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of its financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4, 5 and 6, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 2nd Quarter June 30,

(Unaudited - in millions except per share, percentage and workforce data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
Brokerage Segment	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Commissions	$1,661.8	$1,410.4	$3,655.4	$3,157.8
Fees	477.6	478.5	1,084.3	891.2
Supplemental revenues	88.7	71.2	182.6	152.8
Contingent revenues	59.8	54.2	145.8	126.0
Interest income, premium finance revenues and other income	88.4	74.1	173.1	135.8

Total revenues	2,376.3	2,088.4	5,241.2	4,463.6

Compensation	1,370.3	1,196.4	2,847.1	2,402.5
Operating	337.9	328.2	677.3	616.7
Depreciation	32.3	30.6	65.1	58.5
Amortization	170.8	133.4	326.8	253.6
Change in estimated acquisition earnout payables	18.7	9.3	2.5	50.9

Expenses	1,930.0	1,697.9	3,918.8	3,382.2

Earnings before income taxes	446.3	390.5	1,322.4	1,081.4
Provision for income taxes	113.5	100.2	337.0	275.8

Net earnings	332.8	290.3	985.4	805.6
Net earnings attributable to noncontrolling interests	2.0	2.0	6.3	2.8

Net earnings attributable to controlling interests	$330.8	$288.3	$979.1	$802.8

EBITDAC
Net earnings	$332.8	$290.3	$985.4	$805.6
Provision for income taxes	113.5	100.2	337.0	275.8
Depreciation	32.3	30.6	65.1	58.5
Amortization	170.8	133.4	326.8	253.6
Change in estimated acquisition earnout payables	18.7	9.3	2.5	50.9

EBITDAC	$668.1	$563.8	$1,716.8	$1,444.4

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
Risk Management Segment	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Fees	$349.5	$312.0	$694.0	$605.0
Interest income and other income	9.1	6.6	17.4	11.2

Revenues before reimbursements	358.6	318.6	711.4	616.2
Reimbursements	39.4	35.0	78.0	68.2

Total revenues	398.0	353.6	789.4	684.4

Compensation	219.2	190.3	433.1	370.1
Operating	67.1	67.8	135.5	129.7
Reimbursements	39.4	35.0	78.0	68.2
Depreciation	6.8	9.0	17.7	17.7
Amortization	—	1.5	6.3	3.0
Change in estimated acquisition earnout payables	0.1	0.1	0.2	0.3

Expenses	332.6	303.7	670.8	589.0

Earnings before income taxes	65.4	49.9	118.6	95.4
Provision for income taxes	17.6	13.2	31.5	25.2

Net earnings	47.8	36.7	87.1	70.2
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$47.8	$36.7	$87.1	$70.2

EBITDAC
Net earnings	$47.8	$36.7	$87.1	$70.2
Provision for income taxes	17.6	13.2	31.5	25.2
Depreciation	6.8	9.0	17.7	17.7
Amortization	—	1.5	6.3	3.0
Change in estimated acquisition earnout payables	0.1	0.1	0.2	0.3

EBITDAC	$72.3	$60.5	$142.8	$116.4

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 2nd Quarter June 30,

(Unaudited - in millions except share and per share data)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
Corporate Segment	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Other income	$1.1	$(0.1)	$1.5	$—

Total revenues	1.1	(0.1)	1.5	—

Compensation	30.6	26.3	65.8	55.9
Operating	20.6	37.6	48.5	69.7
Interest	94.3	77.8	186.5	145.7
Depreciation	1.7	1.2	3.4	2.3

Expenses	147.2	142.9	304.2	273.6

Loss before income taxes	(146.1)	(143.0)	(302.7)	(273.6)
Benefit for income taxes	(50.9)	(51.8)	(128.3)	(120.2)

Net loss	(95.2)	(91.2)	(174.4)	(153.4)
Net loss attributable to noncontrolling interests	—	(0.7)	—	(1.4)

Net loss attributable to controlling interests	$(95.2)	$(90.5)	$(174.4)	$(152.0)

EBITDAC
Net loss	$(95.2)	$(91.2)	$(174.4)	$(153.4)
Benefit for income taxes	(50.9)	(51.8)	(128.3)	(120.2)
Interest	94.3	77.8	186.5	145.7
Depreciation	1.7	1.2	3.4	2.3

EBITDAC	$(50.1)	$(64.0)	$(112.8)	$(125.6)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
Total Company	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Commissions	$1,661.8	$1,410.4	$3,655.4	$3,157.8
Fees	827.1	790.5	1,778.3	1,496.2
Supplemental revenues	88.7	71.2	182.6	152.8
Contingent revenues	59.8	54.2	145.8	126.0
Interest income, premium finance revenues and other income	98.6	80.6	192.0	147.0

Revenues before reimbursements	2,736.0	2,406.9	5,954.1	5,079.8
Reimbursements	39.4	35.0	78.0	68.2

Total revenues	2,775.4	2,441.9	6,032.1	5,148.0

Compensation	1,620.1	1,413.0	3,346.0	2,828.5
Operating	425.6	433.6	861.3	816.1
Reimbursements	39.4	35.0	78.0	68.2
Interest	94.3	77.8	186.5	145.7
Depreciation	40.8	40.8	86.2	78.5
Amortization	170.8	134.9	333.1	256.6
Change in estimated acquisition earnout payables	18.8	9.4	2.7	51.2

Expenses	2,409.8	2,144.5	4,893.8	4,244.8

Earnings before income taxes	365.6	297.4	1,138.3	903.2
Provision for income taxes	80.2	61.6	240.2	180.8

Net earnings	285.4	235.8	898.1	722.4
Net earnings attributable to noncontrolling interests	2.0	1.3	6.3	1.4

Net earnings attributable to controlling interests	$283.4	$234.5	$891.8	$721.0

Diluted net earnings per share	$1.27	$1.07	$4.01	$3.31

Dividends declared per share	$0.60	$0.55	$1.20	$1.10

EBITDAC
Net earnings	$285.4	$235.8	$898.1	$722.4
Provision for income taxes	80.2	61.6	240.2	180.8
Interest	94.3	77.8	186.5	145.7
Depreciation	40.8	40.8	86.2	78.5
Amortization	170.8	134.9	333.1	256.6
Change in estimated acquisition earnout payables	18.8	9.4	2.7	51.2

EBITDAC	$690.3	$560.3	$1,746.8	$1,435.2

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

(13 of 15)

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	June 30, 2024	Dec 31, 2023
Cash and cash equivalents	$1,415.3	$971.5
Fiduciary assets (includes fiduciary cash of $5,422.5 in 2024 and $5,571.8 in 2023)	37,316.9	26,907.9
Accounts receivable, net	4,178.3	3,786.6
Other current assets	403.0	450.1

Total current assets	43,313.5	32,116.1
Fixed assets - net	655.3	726.4
Deferred income taxes (includes tax credit carryforwards of $805.1 in 2024 and $867.4 in 2023)	1,040.1	1,132.3
Other noncurrent assets	1,311.6	1,131.8
Right-of-use assets	382.3	400.3
Goodwill	11,915.5	11,475.6
Amortizable intangible assets - net	4,389.4	4,633.3

Total assets	$63,007.7	$51,615.8

Fiduciary liabilities	$37,316.9	$26,907.9
Accrued compensation and other current liabilities	3,107.8	2,553.1
Deferred revenue - current	697.1	644.7
Premium financing debt	207.8	289.0
Corporate related borrowings - current	280.0	670.0

Total current liabilities	41,609.6	31,064.7
Corporate related borrowings - noncurrent	7,790.9	7,006.0
Deferred revenue - noncurrent	65.8	61.5
Lease liabilities - noncurrent	335.2	352.2
Other noncurrent liabilities	1,606.9	2,316.1

Total liabilities	51,408.4	40,800.5

Stockholders’ equity:
Common stock - issued and outstanding	219.1	216.7
Capital in excess of par value	7,611.4	7,297.8
Retained earnings	4,681.2	4,052.9
Accumulated other comprehensive loss	(939.2)	(792.1)

Total controlling interests stockholders’ equity	11,572.5	10,775.3
Noncontrolling interests	26.8	40.0

Total stockholders’ equity	11,599.3	10,815.3

Total liabilities and stockholders’ equity	$63,007.7	$51,615.8

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	2nd Q Ended	2nd Q Ended	6 Mths Ended	6 Mths Ended
OTHER INFORMATION	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Basic weighted average shares outstanding (000s)	218,789	214,914	218,126	213,846
Diluted weighted average shares outstanding (000s)	222,854	219,049	222,404	217,997
Number of common shares outstanding at end of period (000s)			219,107	215,506
Workforce at end of period (includes acquisitions):
Brokerage			40,566	36,609
Risk Management			10,103	9,032
Total Company			53,899	48,441

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
2nd Q Ended June 30, 2024
Brokerage, as reported	$446.3	$113.5	$332.8	$2.0	$330.8	$1.48
Net (gains) on divestitures	(2.0)	(0.5)	(1.5)	—	(1.5)	(0.01)
Acquisition integration	53.6	13.6	40.0	—	40.0	0.18
Workforce and lease termination	27.9	7.1	20.8	—	20.8	0.10
Acquisition related adjustments	41.0	10.2	30.8	—	30.8	0.14
Amortization of intangible assets	170.8	43.3	127.5	—	127.5	0.57

Brokerage, as adjusted	$737.6	$187.2	$550.4	$2.0	$548.4	$2.46

Risk Management, as reported	$65.4	$17.6	$47.8	$—	$47.8	$0.21
Net (gains) on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Acquisition integration	0.2	—	0.2	—	0.2	—
Workforce and lease termination	1.4	0.3	1.1	—	1.1	0.01
Acquisition related adjustments	0.1	—	0.1	—	0.1	—
Amortization of intangible assets	—	—	—	—	—	—

Risk Management, as adjusted	$67.0	$17.9	$49.1	$—	$49.1	$0.22

Corporate, as reported	$(146.1)	$(50.9)	$(95.2)	$—	$(95.2)	$(0.43)
Transaction-related costs	2.8	0.5	2.3	—	2.3	0.01

Corporate, as adjusted	$(143.3)	$(50.4)	$(92.9)	$—	$(92.9)	$(0.42)

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

(14 of 15)

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
2nd Q Ended June 30, 2023
Brokerage, as reported	$390.5	$100.2	$290.3	$2.0	$288.3	$1.31
Net (gains) on divestitures	(5.0)	(1.2)	(3.8)	—	(3.8)	(0.02)
Acquisition integration	68.1	16.9	51.2	—	51.2	0.24
Workforce and lease termination	31.6	7.9	23.7	—	23.7	0.11
Acquisition related adjustments	0.9	0.2	0.7	—	0.7	—
Amortization of intangible assets	133.4	33.2	100.2	—	100.2	0.46
Effective income tax rate impact	—	0.2	(0.2)	—	(0.2)	—
Levelized foreign currency translation	(3.8)	(0.9)	(2.9)	—	(2.9)	(0.01)

Brokerage, as adjusted	$615.7	$156.5	$459.2	$2.0	$457.2	$2.09

Risk Management, as reported	$49.9	$13.2	$36.7	$—	$36.7	$0.17
Net (gains) on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Acquisition integration	0.2	0.1	0.1	—	0.1	—
Workforce and lease termination	1.0	0.3	0.7	—	0.7	—
Acquisition related adjustments	0.1	—	0.1	—	0.1	—
Amortization of intangible assets	1.5	0.5	1.0	—	1.0	0.01
Levelized foreign currency translation	(0.1)	—	(0.1)	—	(0.1)	—

Risk Management, as adjusted	$52.5	$14.1	$38.4	$—	$38.4	$0.18

Corporate, as reported	$(143.0)	$(51.8)	$(91.2)	$(0.7)	$(90.5)	$(0.41)
Transaction-related costs	3.2	0.8	2.4	—	2.4	0.01
Legal and tax related	5.5	0.5	5.0	—	5.0	0.02

Corporate, as adjusted	$(134.3)	$(50.5)	$(83.8)	$(0.7)	$(83.1)	$(0.38)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
6 Mths Ended June 30, 2024
Brokerage, as reported	$1,322.4	$337.0	$985.4	$6.3	$979.1	$4.40
Net (gains) on divestitures	(2.5)	(0.6)	(1.9)	—	(1.9)	(0.01)
Acquisition integration	102.3	25.9	76.4	—	76.4	0.35
Workforce and lease termination	39.5	10.0	29.5	—	29.5	0.13
Acquisition related adjustments	29.9	7.4	22.5	(3.0)	25.5	0.10
Amortization of intangible assets	326.8	82.6	244.2	—	244.2	1.10

Brokerage, as adjusted	$1,818.4	$462.3	$1,356.1	$3.3	$1,352.8	$6.07

Risk Management, as reported	$118.6	$31.5	$87.1	$—	$87.1	$0.39
Net losses on divestitures	0.1	0.1	—	—	—	—
Acquisition integration	0.9	0.2	0.7	—	0.7	—
Workforce and lease termination	2.6	0.6	2.0	—	2.0	0.01
Acquisition related adjustments	0.2	—	0.2	—	0.2	—
Amortization of intangible assets	6.3	1.8	4.5	—	4.5	0.02

Risk Management, as adjusted	$128.7	$34.2	$94.5	$—	$94.5	$0.42

Corporate, as reported	$(302.7)	$(128.3)	$(174.4)	$—	$(174.4)	$(0.78)
Transaction-related costs	6.0	1.0	5.0	—	5.0	0.02

Corporate, as adjusted	$(296.7)	$(127.3)	$(169.4)	$—	$(169.4)	$(0.76)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
6 Mths Ended June 30, 2023
Brokerage, as reported	$1,081.4	$275.8	$805.6	$2.8	$802.8	$3.68
Net (gains) on divestitures	(5.2)	(1.2)	(4.0)	—	(4.0)	(0.02)
Acquisition integration	119.3	28.4	90.9	—	90.9	0.42
Workforce and lease termination	47.1	11.6	35.5	—	35.5	0.16
Acquisition related adjustments	34.3	8.0	26.3	—	26.3	0.12
Amortization of intangible assets	253.6	64.3	189.3	—	189.3	0.87
Effective income tax rate impact	—	2.9	(2.9)	—	(2.9)	(0.01)
Levelized foreign currency translation	(4.9)	(1.1)	(3.8)	—	(3.8)	(0.02)

Brokerage, as adjusted	$1,525.6	$388.7	$1,136.9	$2.8	$1,134.1	$5.20

Risk Management, as reported	$95.4	$25.2	$70.2	$—	$70.2	$0.32
Net (gains) on divestitures	(0.2)	—	(0.2)	—	(0.2)	—
Workforce and lease termination	1.6	0.4	1.2	—	1.2	0.01
Acquisition related adjustments	0.2	—	0.2	—	0.2	—
Acquisition integration	0.8	0.3	0.5	—	0.5	—
Amortization of intangible assets	3.0	0.9	2.1	—	2.1	0.01
Levelized foreign currency translation	(0.2)	—	(0.2)	—	(0.2)	—

Risk Management, as adjusted	$100.6	$26.8	$73.8	$—	$73.8	$0.34

Corporate, as reported	$(273.6)	$(120.2)	$(153.4)	$(1.4)	$(152.0)	$(0.69)
Transaction-related costs	7.6	1.9	5.7	—	5.7	0.03
Income tax related	5.5	0.5	5.0	—	5.0	0.02

Corporate, as adjusted	$(260.5)	$(117.8)	$(142.7)	$(1.4)	$(141.3)	$(0.64)

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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